Exhibit 5.1

WARSHAW BURSTEIN, LLP 575 Lexington Avenue New York, NY 10022 Telephone: 212-984-7700 www.wbny.com

January 10, 2025

Nexalin Technology, Inc.

1776 Yorktown, Suite 550

Houston, Texas 77056

Ladies and Gentlemen:

We have acted as special counsel to Nexalin Technology, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to a total of 2,798,613 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Registration Statement (as defined below) relates to (i) 347,250 shares of Common Stock (the “Underwriter Warrant Shares”) issuable upon the exercise of the common stock purchase warrant (the “Underwriter Warrant”) that was issued to Maxim Partners, LLC (“Maxim Partners”) as compensation for its services in connection with the Company’s 2022 initial public offering; (ii) 2,315,000 shares of Common Stock (the “Unitholder Warrant Shares”) issuable upon the exercise of the common stock purchase warrants (the “IPO Warrants”) issued to purchasers of Units in connection the Company’s 2022 public offering; and (iii) 136,363 shares of Common Stock (the “Maxim Renewal Shares”) issued to Maxim Partners pursuant to a renewal of its engagement agreement with the Company.

In connection with this opinion, we have examined and relied upon the accuracy of original, certified copies or photocopies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinion set out below, including (i) the registration statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof; (ii) the prospectus included in the Registration Statement; (iii) the Certificate of Incorporation of the Company and the Bylaws of the Company, each as amended to date; (vi) that certain Written Consent of the Board of Directors of the Company, dated December 20, 2024, related to approval of the Registration Statement; and (v) the Company’s records and documents, certificates of representatives of the Company and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	The 347,250 Warrant Shares to be issued upon the exercise of the Underwriter Warrant have been duly authorized for issuance by the Board of Directors of the Company and, upon issuance thereof in accordance with the terms of the Underwriter Warrant, will be validly issued, fully paid and non-assessable.

2.	The 2,315,000 Unitholder Warrant Shares to be issued upon conversion of the IPO Warrants have been duly authorized for issuance by the Board of Directors of the Company and, upon issuance thereof in accordance with the terms of the IPO Warrants, will be validly issued, fully paid and non-assessable.

3.	The 136,363 Maxim Renewal Shares have been duly authorized for issuance by the Board of Directors of the Company and are validly issued, fully paid and non-assessable.

We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Warshaw Burstein, LLP

WARSHAW BURSTEIN, LLP